Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF SWEETGREEN, INC.

Sweetgreen, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.    The name of the corporation is Sweetgreen, Inc.

2.    The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 21, 2009.

3.    This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the corporation as herein set forth in full:

ARTICLE I

The name of the corporation (hereinafter, the “Corporation”) is Sweetgreen, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 850 New Burton Road, Suite 201, Dover, DE 19904, and the name of the registered agent at that address is Cogency Global Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue three classes of stock, designated “Common Stock,” “Preferred Stock” and “Class S Stock,” each with a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation is authorized to issue is 113,000,000 shares. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 71,919,849 shares. The total number of shares of Class S Stock that the Corporation is authorized to issue is 1,933,258 shares.

The Preferred Stock may be issued from time to time in one or more series. The first series of Preferred Stock shall be comprised of 5,340,351 shares and shall be designated “Series A Preferred Stock.” The second series of Preferred Stock shall be comprised of 3,831,756 shares and shall be designated “Series B Preferred Stock.” The third series of Preferred Stock shall be comprised of 3,875,935 shares and shall be designated “Series C Preferred Stock.” The fourth series of Preferred Stock shall be comprised of 8,345,723 shares and shall be designated “Series D Preferred Stock.” The fifth series of Preferred Stock shall be comprised of 4,729,065 shares and shall be designated “Series E Preferred Stock.” The sixth series of Preferred Stock shall be comprised of 4,798,223 shares and shall be designated “Series F Preferred Stock.” The seventh series of Preferred Stock shall be comprised of 7,766,650 shares and shall be designated “Series G Preferred Stock.” The eighth series of Preferred Stock shall be comprised of 15,337,423 shares and shall be designated “Series H Preferred Stock.” The ninth series of Preferred Stock shall be comprised of 8,771,925 shares and shall be designated “Series I Preferred Stock.” The tenth series of Preferred Stock shall be comprised of 9,122,798 shares and shall be designated “Series J Preferred Stock.”

The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock, Class S Stock and Common Stock are as follows:

1.    Dividends.

(a)    Series E Preferred Stock. The holders of the then outstanding Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”) and subject to Sections 6(d)(iii), 6(e)(iii), 6(f)(iii), 6(g)(iii) and 6(h)(iii) below, out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Class S Stock or Common Stock (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), accrued dividends in an amount equal to $0.262 per share of Series E Preferred Stock (the “Series E Historic Dividend”), as adjusted for any stock splits, reverse stock splits, stock dividends and similar recapitalization events (each, a “Recapitalization Event”). Other than the Series E Historic Dividends, no other dividends are accrued on the Series E Preferred Stock as of the filing date of this Amended and Restated Certificate of Incorporation (the “Filing Date”). The Series E Historic Dividends shall not bear or accrue interest or dividends, and no further dividends shall accrue on the outstanding shares of Series E Preferred Stock following the Filing Date. Upon conversion of a share of Series E Preferred Stock into Common Stock, all Series E Historic Dividends shall terminate and cease to be accrued or payable. Nothing contained in this Section 1(a) shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set aside for payment, any dividends on shares of the Series E Preferred Stock at any time other than as otherwise provided for in this Section 1 or Section 2(f) of this Article IV.

(b)    Series D Preferred Stock. The holders of the then outstanding Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors and subject to Sections 6(d)(iii), 6(e)(iii), 6(f)(iii), 6(g)(iii) and 6(h)(iii) below, out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Class S Stock or Common Stock (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), accrued dividends in an amount equal to $0.423 per share of Series D Preferred Stock (the “Series D Historic Dividend”), as adjusted for any Recapitalization Event. Other than the Series D Historic Dividends, no other dividends are accrued on the Series D Preferred Stock as of the Filing Date. The Series D Historic Dividends shall not bear or accrue interest or dividends, and no further dividends shall accrue on the outstanding shares of Series D Preferred Stock following the Filing Date. Upon conversion of a share of Series D Preferred Stock into Common Stock, all Series D Historic Dividends shall terminate and cease to be accrued or payable. Nothing contained in this Section 1(b) shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set aside for payment, any dividends on shares of the Series D Preferred Stock at any time other than as otherwise provided for in this Section 1 or Section 2(g) of this Article IV.

(c)    Junior Preferred Stock. After the full amount of accrued and unpaid dividends then due the holders of Series E Preferred Stock and Series D Preferred Stock pursuant to Sections 1(a) and

1(b) has been paid, the holders of shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock (collectively, the “Junior Preferred Stock”) then outstanding shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Class S Stock or Common Stock (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), dividends on a pari passu basis at the annual rate of (i) $0.068 per share on each outstanding share of Series A Preferred Stock, (ii) $0.114512 per share on each outstanding share of Series B Preferred Stock and (iii) $0.160752 per share on each outstanding share of Series C Preferred Stock, in each case as adjusted for any Recapitalization Events. The right to dividends on shares of Junior Preferred Stock shall not be cumulative, and no right shall accrue to holders of Junior Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

(d)    Common Stock. In addition to the dividends specified in Sections 1(a), 1(b) and 1(c) of this Article IV, any additional dividends (other than dividends payable solely in Common Stock) shall be distributed pro rata on the Common Stock, Class S Stock and Preferred Stock, treating, with respect to the shares of Preferred Stock, each share of Preferred Stock as the greatest whole number of shares of Common Stock then issuable upon conversion thereof pursuant to Section 4 of this Article IV.

2.    Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds of the Corporation available for distribution to stockholders shall be distributed as follows:

(a)    First, the holders of shares of Series J Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to $17.10 per share of Series J Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series J Price”), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series J Preferred Stock of the full preferential amount, then the entire assets available for distribution to stockholders shall be distributed to the holders of Series J Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(a).

(b)    After the full preferential amounts due to the holders of Series J Preferred Stock pursuant to Section 2(a) have been paid or set aside, the holders of shares of Series I Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to $17.10 per share of Series I Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series I Price”), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series I Preferred Stock of the full preferential amount, then the entire assets available for distribution to stockholders, after payment of the amounts set forth in Section 2(a), shall be distributed to the holders of Series I Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(b).

(c)    After the full preferential amounts due to the holders of Series J Preferred Stock and Series I Preferred Stock pursuant to Sections 2(a) and 2(b), respectively, have been paid or set aside, the holders of shares of Series H Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to $13.04 per share of Series H Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series H Price”), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series H Preferred Stock of the full preferential amount, then the entire assets available for distribution to stockholders, after payment of the amounts set forth in Sections 2(a) and 2(b), respectively, shall be distributed to the holders of Series H Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(c).

(d)    After the full preferential amounts due to the holders of Series J Preferred Stock, Series I Preferred Stock and Series H Preferred Stock pursuant to Sections 2(a), 2(b) and 2(c), respectively, have been paid or set aside, the holders of shares of Series G Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to $9.00 per share of Series G Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series G Price”), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series G Preferred Stock of the full preferential amount, then the entire assets available for distribution to stockholders, after payment of the amounts set forth in Sections 2(a), 2(b) and 2(c), respectively, shall be distributed to the holders of Series G Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(d).

(e)    After the full preferential amounts due the holders of Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock and Series G Preferred Stock pursuant to Sections 2(a), 2(b), 2(c) and 2(d), respectively, have been paid or set aside, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to $7.67 per share of Series F Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series F Price”), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series F Preferred Stock of the full preferential amount, then the entire assets available for distribution to stockholders, after payment of the amounts set forth in Sections 2(a), 2(b), 2(c) and 2(d), respectively, shall be distributed to the holders of Series F Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(e).

(f)    After the full preferential amounts due the holders of Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock pursuant to Sections 2(a), 2(b), 2(c), 2(d) and 2(e), respectively, have been paid or set aside, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series D Preferred Stock, Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to

$4.07 per share of Series E Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series E Price”), plus any then-unpaid portion of the Series E Historic Dividend thereon and all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series E Preferred Stock of the full preferential amount, then the entire assets available for distribution to stockholders, after payment of the amounts set forth in Sections 2(a), 2(b), 2(c), 2(d) and 2(e), respectively, shall be distributed to the holders of Series E Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(f).

(g)    After the full preferential amounts due the holders of Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock pursuant to Sections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f), respectively, have been paid or set aside, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Junior Preferred Stock, Class S Stock or Common Stock, an amount equal to $2.69 per share of Series D Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series D Price”), plus any then-unpaid portion of the Series D Historic Dividend thereon and all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the remaining assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series D Preferred Stock of the full preferential amount, then the entire remaining assets available for distribution to stockholders, after payment of the amounts set forth in Sections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f), respectively, shall be distributed to the holders of Series D Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(g).

(h)    After the full preferential amounts due the holders of Series J Preferred Stock, Series I Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock pursuant to Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f) and 2(g), respectively, have been paid or set aside, the holders of shares of Junior Preferred Stock then outstanding shall be entitled to receive on a pari passu basis, out of the remaining assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of such assets shall be made in respect of the Class S Stock or Common Stock, an amount equal to (i) $0.85 per share of Series A Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series A Price”), (ii) $1.4314 per share of Series B Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series B Price”) and (iii) $2.0094 per share of Series C Preferred Stock (as adjusted for any Recapitalization Events, the “Original Series C Price”), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If, upon the occurrence of such event, the remaining assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Junior Preferred Stock of the full preferential amounts described in this Section 2(h), then the entire remaining assets legally available for distribution to stockholders, after payment of the amounts set forth in Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f) and 2(g), respectively, shall be distributed to the holders of the Junior Preferred Stock ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(h).

(i)    After the full preferential amounts due the holders of Preferred Stock pursuant to Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g) and 2(h), respectively, have been paid or set aside, any remaining assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of Class S Stock and Common Stock ratably in proportion to the number of shares of Class S Stock and Common Stock then held by each holder. Notwithstanding the foregoing, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Deemed

Liquidation (as defined below), each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Preferred Stock immediately prior to the Deemed Liquidation if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into shares of Common Stock pursuant to this Section 2(i), then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(j)    (i) A merger or consolidation of the Corporation into or with another entity after which the stockholders of the Corporation immediately prior to such transaction do not own, immediately following the consummation of the transaction by virtue of their shares in the Corporation or securities received in exchange for such shares in connection with the transaction, a majority of the voting power of the surviving entity, (ii) the closing of the transfer (whether by merger, consolidation or otherwise) in a single transaction or a series of related transactions, in each case, to which the Corporation is a party, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold a majority of the outstanding voting stock of the Corporation (or the surviving acquiring entity), or (iii) the sale, lease, transfer, exclusive license or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) by the Corporation or any subsidiary or subsidiaries of the Corporation of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary), shall be deemed to be a liquidation of the Corporation as that term is used in this Section 2 (each a “Deemed Liquidation”). A Deemed Liquidation may be waived upon the vote of holders of a majority of the voting power of the Preferred Stock, voting together as a single class on an as-converted basis, including the vote or written consent of a majority of the voting power represented by the then outstanding shares of Series D Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series E Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series F Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series G Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series H Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series I Preferred Stock and a majority of the voting power represented by the then outstanding shares of Series J Preferred Stock.

(k)    In the event of any liquidation of the Corporation involving the distribution of assets other than cash to the stockholders of the Corporation, the value of the assets to be distributed shall be determined as follows:

(i)    In the case of securities that are not subject to investment letter or other similar restrictions on free tradability,

(A)    if traded on a national securities exchange or through the Nasdaq Global Market, the value shall be deemed to be the average of the closing prices of the securities over the 10 day period ending three days prior to the closing;

(B)    if actively traded over-the-counter, the value shall be deemed to be the average of (i) the average of the last bid and ask prices or (ii) the closing sale prices (whichever is applicable) over the 30 day period ending three days prior to the closing; and

(C)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)    In the case of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate), the value shall be based on an appropriate discount from the market value determined as above in Section 2(k)(i) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis.

(iii)    In the case of any other property, the value shall be equal to the property’s fair market value, as determined in good faith by the Board of Directors.

(l)    Allocation of Escrow. In the event of a Deemed Liquidation, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow (including without limitation for the purpose of satisfying indemnification or other obligations) or is payable to the stockholders of the Corporation subject to contingencies, the definitive acquisition agreement relating thereto shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2 above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation and (ii) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2 above after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.    Redemption. The Preferred Stock, Class S Stock and Common Stock is not redeemable at the option of the holder thereof.

4.    Conversion. The holders of the Preferred Stock and Class S Stock shall have conversion rights as follows:

(a)    Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into a number of fully paid and nonassessable shares of Common Stock equal to the Original Series A Price, the Original Series B Price, the Original Series C Price, the Original Series D Price, the Original Series E Price, the Original Series F Price, the Original Series G Price, the Original Series H Price, the Original Series I Price or the Original Series J Price, as applicable, divided by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. The Conversion Price for the Series A Preferred Stock shall initially be $0.85, the Conversion Price for the Series B Preferred Stock shall initially be $1.4314, the Conversion Price for the Series C Preferred Stock shall initially be $2.0094, the Conversion Price for the Series D Preferred Stock shall initially be $2.69, the Conversion Price for the Series E Preferred Stock shall initially be $4.07, the Conversion Price for the Series F Preferred Stock shall initially be $7.67, the Conversion Price for the Series G Preferred Stock shall initially be $9.00, the Conversion Price for the Series H Preferred Stock shall initially be $13.04, the Conversion Price for the Series I Preferred Stock shall initially be $17.10 and the Conversion Price for the Series J Preferred Stock shall initially be $17.10 (each, a “Conversion Price”). Each Conversion Price shall be subject to adjustment as provided in Section 4(d).

(b)    Preferred Stock Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, at the then effective Conversion Price for such series of Preferred Stock, upon (i) the vote or written consent of a majority of the voting power represented by the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, including the vote or written consent of a majority of the voting power represented by the then outstanding shares of Series D Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series E Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series F Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series G Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series H Preferred Stock, a majority of the voting power represented by the then outstanding shares of Series I Preferred Stock and a majority of the voting power represented by the then outstanding shares of Series J Preferred Stock or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended (an “IPO”), covering the offer and sale of Common Stock of at least $50,000,000.

(c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the headquarters of the Corporation or of any transfer agent for the Corporation and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b)). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that, in the case of an automatic conversion upon an initial public offering pursuant to Section 4(b), such conversion shall be deemed to have been made immediately prior to the closing of the offering) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the occurrence of either of the events specified in Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation against any loss incurred by it in connection with such certificates.

(d)    Adjustments to Conversion Price of Preferred Stock.

(i)    Issuance of Additional Stock below Purchase Price. If the Corporation should issue, at any time or from time to time after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as applicable, in effect immediately prior to such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A)    Adjustment Formula. Whenever a Conversion Price is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the

Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the number of shares of Outstanding Common as of a given date shall be the sum of (A) the number of shares of Common Stock and Class S Stock outstanding on such date, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(B)    Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Filing Date other than:

(1)    shares of Common Stock issued pursuant to stock dividends, stock splits or similar transactions to which Section 4(d)(ii) or 4(d)(iii) hereof applies;

(2)    shares of Common Stock issued or issuable to employees, consultants, officers or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

(3)    capital stock, or options or warrants to purchase capital stock, issued to banks, equipment lessors, landlords or other financial institutions pursuant to commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors (including the Series D Designee (as defined below));

(4)    shares of Common Stock or Preferred Stock issuable upon exercise or conversion of options, warrants, notes or other rights to acquire securities outstanding as of the Filing Date;

(5)    shares of Common Stock issued or issuable upon conversion of the Preferred Stock or Class S Stock, or as a dividend or distribution on the Preferred Stock or Class S Stock;

(6)    capital stock, or options or warrants to purchase capital stock, issued or issuable in connection with a bona fide acquisition by the Corporation approved by the Board of Directors (including the Series D Designee);

(7)    shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock;

(8)    capital stock, or options or warrants to purchase capital stock, issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar arrangements or strategic partnerships, in each case approved by the Board of Directors (including the Series D Designee); and

(9)    any Securities (as defined in that certain Series J Preferred Stock Purchase Agreement, dated as of January 21, 2021, by and among the Company and the additional parties thereto (the “Series J SPA”)) issued pursuant to the Series J SPA.

(C)    No Fractional Adjustments. No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Notwithstanding the foregoing, all such adjustments carried forward shall be made immediately prior to the closing of a Deemed Liquidation or the liquidation, dissolution or winding up of the Corporation or upon conversion of the Preferred Stock.

(D)    Determination of Consideration. In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any reasonable discounts or commissions, but before deducting any other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E)    Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the Filing Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1)    The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(2)    In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, including a change resulting from the antidilution provisions thereof, but excluding a change resulting from a contemporaneous adjustment to a different series of Preferred Stock resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3)    Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of

Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4)    The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F)    No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of a Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii)    Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, reverse stock split or similar event, into a greater or lesser number of shares of Common Stock after the Filing Date, the Conversion Price for such series in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

(iii)    Common Stock Dividends and Distributions. If, after the Filing Date, the Corporation at any time or from time to time issues, or fixes a record date for determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, the Conversion Price for such series that is then in effect shall be decreased by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend or distribution is not paid in full on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) to reflect the actual payment of such dividend or distribution.

(iv)    Other Distributions. In case the Corporation shall distribute to holders of its Common Stock shares of its capital stock (other than shares of Common Stock and other than as otherwise subject to adjustment pursuant to this Section 4(d)), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), or shall fix a record date for determination of holders of Common Stock entitled to receive such a distribution, then, in each such case, provision shall be made so that the holders of Preferred Stock shall be entitled to receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or on the record date with respect thereto, if such record date is fixed) and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock.

(v)    Recapitalizations and Reorganizations. In the case of any capital recapitalization or reorganization (other than a subdivision, combination or other recapitalization provided for elsewhere in this Section 4 or a merger or sale of assets provided for in Section 2), or the fixing of any record date for determination of holders of Common Stock affected by such recapitalization or reorganization, provision shall be made so that the holders of Preferred Stock shall be entitled to receive, upon conversion thereof, the type and number of shares of stock or other securities or property of the Corporation or otherwise that they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or on the record date with respect thereto, if such record date is fixed) and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 to the end that the provisions of this Section 4 shall be applicable after the recapitalization or reorganization to the greatest extent practicable.

(vi)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a share of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for the series of Preferred Stock held by such holder and (iii) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(e)    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional shares to which the holder of shares of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors. The number of whole shares issuable to each holder of a series of Preferred Stock upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of such series being converted into Common Stock by such holder at that time.

(f)    Notices of Record Date. In the event (i) the Corporation shall take a record of the holders of its capital stock for the purpose of entitling them to receive a dividend or other distribution (other than a cash dividend) or to subscribe for or purchase any shares of stock of any class or to receive any other rights, (ii) of any capital reorganization, reclassification or recapitalization (other than a subdivision or combination of its outstanding shares of Common Stock), or (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or any Deemed Liquidation, then, and in any such case, the Corporation shall cause to be mailed to each holder of record of the Preferred Stock at the address of record of such stockholder as set forth on the Corporation’s books, at least ten days prior to the earliest date hereinafter specified, a notice stating the material terms of the proposed transaction and the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights or (y) such reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, dissolution, liquidation or winding up; provided, however, that such notice period may be shortened upon the written consent of holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis. If any material change in the facts set forth in the written notice shall occur, the Corporation shall promptly give written notice of such material change to each holder of shares of Preferred Stock.

(g)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock and Class S Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and Class S Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock and Class S Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(h)    Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, (i) any downward adjustment of the Conversion Price for the Series B Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class on an as-converted basis, (ii) any downward adjustment of the Conversion Price for the Series C Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class on an as-converted basis, (iii) any downward adjustment of the Conversion Price for the Series D Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class on an as-converted basis, (iv) any downward adjustment of the Conversion Price for the Series E Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class on an as-converted basis, (v) any downward adjustment of the Conversion Price for the Series F Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class on an as-converted basis, (vi) any downward adjustment of the Conversion Price for the Series G Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series G Preferred Stock, voting as a separate class on an as-converted basis, (vii) any downward adjustment of the Conversion Price for the Series H Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series H Preferred Stock, voting as a separate class on an as-converted basis, (viii) any downward adjustment of the Conversion Price for the Series I Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series I Preferred Stock, voting as a separate class on an as-converted basis and (ix) any downward adjustment of the Conversion Price for the Series J Preferred Stock pursuant to this Section 4 may be waived, in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series J Preferred Stock, voting as a separate class on an as-converted basis. Any such waiver shall bind all future holders of shares of such series of Preferred Stock. For the avoidance of doubt, however, such a waiver shall not affect, serve as a waiver of or prejudice in any way, the continuing right of such series of Preferred Stock to subsequent adjustments pursuant to this Section 4.

(i)    Class S Stock Automatic Conversion.

(i)    Class S Stock Automatic Conversion. Effective immediately prior to the earliest to occur of (x) an IPO, (y) a Deemed Liquidation and (z) the close of business on March 31, 2022 (each, a “Triggering Event”), each share of Class S Stock shall automatically be converted into the number of shares of Common Stock equal to the quotient of $20.00 (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Common Stock) divided by the Class S Conversion Price (as defined below). No fractional shares of Common Stock shall be issued upon conversion of shares of Class S Stock, and the number of whole shares issuable to each holder of Class S Stock upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Class S Stock then held by such holder and being converted to Common Stock. For purposes hereof, “Class S Conversion Price” shall mean: (A) in the case of an automatic conversion of the Class S Stock in connection with an IPO, the price at which the shares of Common Stock are sold to the public in such IPO; (B) in the case of an automatic conversion of the Class S Stock in connection with a Deemed Liquidation, the price at which the shares of Common Stock are valued pursuant to such Deemed Liquidation (as determined in good faith by the Board of Directors); and (C) in the case of an automatic conversion on March 31, 2022, $20.00 (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Common Stock). Notwithstanding the foregoing, in the event that the Corporation authorizes more than one class of shares of capital stock in connection with an IPO, at the election of the Board of Directors in its sole discretion, the Class S Stock shall convert into the same class of shares issued upon conversion of Preferred Stock and all references to “Common Stock” in this Section 4(i)(i) shall refer to such class of shares.

(ii)    Class S Stock Conversion Mechanics. Upon the occurrence of any Triggering Event, (A) the outstanding shares of Class S Stock shall be converted automatically without any further action by the holders of such shares and all rights with respect to such converted Class S Stock shall terminate (whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent) and (B) the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such shares of Class S Stock are delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation against any loss incurred by it in connection with such certificates.

5.    Voting Rights.

(a)    General. Each holder of Preferred Stock shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could then be converted and, except as otherwise required by law or as set forth herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Each holder of Preferred Stock and Class S Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote with the holders of Common Stock with respect to any matter upon which holders of Common Stock have the right to vote, except as otherwise provided herein or those matters required by law to be submitted to a class vote. Each share of Common Stock and Class S Stock is entitled to one (1) vote on all matters upon which the holders of Common Stock are entitled to vote. The number of authorized shares of Common Stock, Class S Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware and without a separate class vote of the holders of the Common Stock, Class S Stock or Preferred Stock, as applicable.

(b)    Election of Directors. At each election of directors of the Corporation, (i) the holders of a majority of the shares of Series D Preferred Stock, voting together as a separate class, shall be entitled to elect two directors (the “Series D Directors” and the one Series D Director designated by a holder of Series D Preferred Stock without any further approval or consent of any other stockholders or directors required pursuant to any stockholders agreement among the Corporation and certain of its stockholders, the “Series D Designee”), (ii) the holders of Junior Preferred Stock, voting together as a separate class on an as-converted basis, shall be entitled to elect one director (the “Preferred Director”), (iii) the holders of Common Stock, voting as a separate class, shall be entitled to elect three (3) directors (the “Common Directors”) and (iv) the holders of Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, shall be entitled to elect any remaining directors of the Corporation (each, a “Joint Director”).

6.    Protective Provisions.

(a)    So long as any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    modify the rights, preferences, privileges or restrictions of the Preferred Stock so as to adversely affect the Preferred Stock; or

(ii)    amend the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the Preferred Stock,

provided, that, for the avoidance of doubt, the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Preferred Stock shall not constitute such a modification or amendment.

(b)    So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series D Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    liquidate, dissolve or wind up the affairs of the Corporation or effect any Deemed Liquidation, or consent to any of the foregoing, in each case unless the holders of Series D Preferred Stock receive an amount per share of Series D Preferred Stock equal to no less than two times the Original Series D Price; or

(ii)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series D Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series D Preferred Stock shall not constitute such a modification).

(c)    So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series E Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    liquidate, dissolve or wind up the affairs of the Corporation or effect any Deemed Liquidation, or consent to any of the foregoing, in each case unless the holders of Series E Preferred Stock receive an amount per share of Series E Preferred Stock equal to no less than two times the Original Series E Price; or

(ii)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series E Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series E Preferred Stock shall not constitute such a modification).

(d)    So long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series F Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series F Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series F Preferred Stock shall not constitute such a modification);

(ii)    increase the number of authorized shares of Series F Preferred Stock; or

(iii)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) payment of Series E Historic Dividends and Series D Historic Dividends pursuant to Sections 2(f) and 2(g), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (iv) repurchases of stock upon the exercise of a contractual right of first refusal.

(e)    So long as any shares of Series G Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series G Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series G Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series G Preferred Stock shall not constitute such a modification);

(ii)    increase the number of authorized shares of Series G Preferred Stock; or

(iii)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) payment of Series E Historic Dividends and Series D Historic Dividends pursuant to Sections 2(f) and 2(g), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (iv) repurchases of stock upon the exercise of a contractual right of first refusal.

(f)    So long as any shares of Series H Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series H Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series H Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series H Preferred Stock shall not constitute such a modification);

(ii)    increase the number of authorized shares of Series H Preferred Stock; or

(iii)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) payment of Series E Historic Dividends and Series D Historic Dividends pursuant to Sections 2(f) and 2(g), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (iv) repurchases of stock upon the exercise of a contractual right of first refusal.

(g)    So long as any shares of Series I Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series I Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series I Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series I Preferred Stock shall not constitute such a modification);

(ii)    increase the number of authorized shares of Series I Preferred Stock; or

(iii)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) payment of Series E Historic Dividends and Series D Historic Dividends pursuant to Sections 2(f) and 2(g), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (iv) repurchases of stock upon the exercise of a contractual right of first refusal.

(h)    So long as any shares of Series J Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then outstanding shares of Series J Preferred Stock, voting together as a separate class, and any such act or transaction entered into without such vote or written consent shall be null and void ab initio, and of no force or effect:

(i)    amend, alter, waive or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that modifies the rights, preferences, privileges or restrictions of the Series J Preferred Stock (provided that the mere creation, authorization or issuance (other than by reclassification) of any equity security having a preference over, or on a parity with or with similar rights to, the Series J Preferred Stock shall not constitute such a modification);

(ii)    increase the number of authorized shares of Series J Preferred Stock; or

(iii)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) payment of Series E Historic Dividends and Series D Historic Dividends pursuant to Sections 2(f) and 2(g), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service or (iv) repurchases of stock upon the exercise of a contractual right of first refusal.

7.    Status of Converted Stock. In the event any shares of Preferred Stock or Class S Stock shall be converted pursuant to Section 4, or otherwise acquired by the Corporation, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

8.    Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

9.    Consent to Certain Repurchases. To the extent the Corporation may be subject to Section 2115 of the California Corporations Code, each holder of shares of Preferred Stock, Class S Stock and Common Stock shall be deemed to have consented, for purposes of Sections 502 and 503 of the California Corporations Code, to any distribution made by the Corporation in connection with the repurchase of shares of Common Stock and Class S Stock issued to or held by employees, officers, directors, consultants or other service providers (i) pursuant to agreements providing for such repurchase at the original purchase price, (ii) at a purchase price not exceeding the fair market value of such Common Stock or Class S Stock, or (iii) in connection with the exercise of a contractual right of first refusal entitling the Corporation to purchase the shares upon the terms offered by a third party.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

ARTICLE VI

Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

ARTICLE VII

1.    To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

2.    The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

3.    To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

4.    Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Corporation reserves the right to amend or repeal any of the provisions contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of the Corporation are granted subject to this reservation.

ARTICLE IX

The Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any holder of shares of capital stock of the Corporation or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a director of the Corporation.

*        *         *

4.    This Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the Chief Executive Officer of the Corporation this 3rd day of September, 2021.

SWEETGREEN, INC.

By:	/s/ Jonathan Neman
Chief Executive Officer